UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WINGSTOP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WINGSTOP INC.

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

March 23, 2016

Dear Stockholder:

We cordially invite you to attend the 2016 Annual Meeting of Stockholders of Wingstop Inc. to be held on Wednesday, May 4, 2016, at 2.00 p.m. eastern time at the offices of King & Spalding LLP at 1180 Peachtree St NE, 16th Floor, Atlanta, GA 30309.

The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the Proxy Statement.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On March 23, 2016, we began mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail. For information on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you receive to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares in person if you are able to attend.

On behalf of your board of directors, thank you for your continued support of and interest in Wingstop Inc.

Sincerely, Neal K. Aronson Chairman of the Board

WINGSTOP INC.

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 4, 2016

Time:	2.00 p.m. eastern time

Date:	May 4, 2016

Place:	Offices of King & Spalding LLP 1180 Peachtree St NE, 16th Floor, Atlanta, GA 30309

Record Date:	Stockholders of record at the close of business on March 15, 2016 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

Purpose:

(1)    Elect two directors nominated by the Board of Directors for a term that expires at the 2019 annual meeting of stockholders;

(2)    Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016; and

(3)    Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Stockholders Register:	A list of the stockholders entitled to vote at the annual meeting may be examined during regular business hours at our executive offices, 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240, during the ten-day period preceding the meeting.

By order of the Board of Directors, Jay A. Young General Counsel and Secretary

March 23, 2016

i

WINGSTOP INC.

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

•	May 4, 2016 at 2:00 p.m. eastern time
•	Offices of King & Spalding LLP 1180 Peachtree St NE, 16th Floor, Atlanta, GA 30309
•	The record date is March 15, 2016

Items of Business

Proposal	Board Vote Recommendation	Page Reference (for more information)
1. Elect two directors named in this proxy statement for terms that expire at the 2019 annual meeting	FOR ALL	7
2. Ratify the appointment of our independent registered public accounting firm for fiscal year 2016	FOR	21

Director Nominees

The Board of Directors (the “Board”) of Wingstop Inc. (“we,” “our,” “us,” the “Company,” or “Wingstop”) is asking you to elect the two nominees for director named below for terms that expire at the 2019 annual meeting of stockholders. The following table provides summary information about the two director nominees. The directors will be elected by a plurality vote. For more information about the director nominees, see page 7.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term

Sidney J. Feltenstein	75	Restaurant and food industry consultant	Industry, Leadership, Strategic, Marketing	Independent	Audit, Compensation	FY 2019

Michael J. Hislop	60	Chairman, Corner Bakery and Chairman, Il Fornaio	Industry, Strategic, Leadership, Operational	Independent	Audit, Compensation, Nominating and Corporate Governance	FY 2019

Continuing Directors

The following table provides summary information about the four continuing directors whose terms expire at the 2017 and 2018 annual meetings. For more information about the continuing directors, see page 8.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term

Charles R. Morrison	47	Chief Executive Officer and President, Wingstop Inc.	Leadership, Operational, Strategic, Industry	—	—	FY 2018

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term
Erik O. Morris	40	Managing Director of Roark Capital Group	Financial, Strategic, Industry, Operations	Non-Employee	Compensation, Audit (Chair) Nominating and Corporate Governance (Chair)	FY 2018

Neal K. Aronson	51	Managing Partner of Roark Capital Group	Financial, Strategic, Leadership, Industry	Non-Employee	Compensation	FY 2018

Steven M. Romaniello	49	Managing Director of Roark Capital Group	Leadership, Industry, Strategic, Operations	Non-Employee	Compensation (Chair), Nominating and Corporate Governance	FY 2017

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Board is asking you to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2016. Set forth below is summary information with respect to the fees for services provided to us during the fiscal years ended December 26, 2015 and December 27, 2014. For more information see page 22.

	Fiscal Year 2015	Fiscal Year 2014
Fees Billed:
Audit Fees	$565,000	$1,427,000
Audit-Related Fees	2,000	—
Tax Fees	91,000	—

Total	$658,000	$1,427,000

2017 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in May or June 2017 pursuant to SEC Rule 14a-8 must be received by us by November 23, 2016. Director nominations or other business to be brought before the 2017 Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, must be received by us between January 4, 2017 and February 3, 2017. For more information see page 29.

PROXY STATEMENT

The board of directors is furnishing this information in connection with the solicitation of proxies for the annual meeting of stockholders to be held on May 4, 2016. We anticipate that the Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail will first be mailed to our stockholders on or about March 23, 2016.

All properly executed written proxies, and all properly completed proxies submitted by the Internet or telephone, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of common stock of the Company at the close of business on March 15, 2016, the record date, are entitled to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 28,584,452 shares of common stock issued and outstanding on the record date.

QUESTIONS RELATING TO THIS PROXY STATEMENT

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2016 Annual Meeting of Stockholders (the “Annual Meeting”). These officers are Charles R. Morrison and Michael F. Mravle.

What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to vote designating Charles R. Morrison and Michael F. Mravle as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in street name.

What is the record date and what does it mean?

March 15, 2016 is the record date for the Annual Meeting to be held on May 4, 2016. The record date is established by the board of directors as required by the Delaware General Corporation Law (“Delaware Law”). Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How do I vote as a stockholder of record?

As a stockholder of record, you may vote by one of the four methods described below:

By the Internet. Over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you receive (if you have access to the Internet, we encourage you to vote in this manner). The Internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded.

By Telephone. By telephone through the number noted in the proxy card you receive (if you request and receive a proxy card). The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your vote has been properly recorded.

By Mail. You may sign and date your proxy card (if you request and receive a proxy card) and mail it in the prepaid and addressed envelope enclosed therewith.

In Person. You may vote in person at the annual meeting.

Please follow the directions in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received carefully.

How do I vote as a street name stockholder?

If your shares are held in “street name” through a bank, broker or other nominee, you should receive information from the bank, broker or other nominee about your specific voting options. If you have questions about voting your shares, you should contact your bank, broker or other nominee. The availability of telephone and Internet voting depends on the voting processes of your bank, broker or other nominee.

If you wish to vote in person at the annual meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your bank, broker or other nominee. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person, or legally appoint another proxy to vote on your behalf.

What if I sign and return a proxy card, but do not provide voting instructions?

Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If no direction is specified on the proxy card, the proxy will be voted as follows:

•	for the election of the two nominees for director described in this Proxy Statement; and

•	for ratification of the appointment of our independent registered public accounting firm for fiscal year 2016.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	voting again by the Internet or by telephone, if available, prior to 11:59 p.m. Eastern Time, on May 3, 2016;

•	giving written notice to our Corporate Secretary that you wish to revoke your proxy and change your vote; or

•	voting in person at the annual meeting.

What is a quorum?

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The inspector of elections appointed for the meeting will tabulate votes cast by proxy and in person at the meeting and determine the presence of a quorum.

Will my shares be voted if I do not vote by the Internet, vote by telephone, sign and return a proxy card, or attend the Annual Meeting and vote in person?

If you are a stockholder of record and you do not vote by the Internet, vote by telephone, sign and return a proxy card or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

If your shares are held in “street name” through a bank, broker or other nominee and you do not provide voting instructions before the Annual Meeting, your bank, broker or other nominee may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on “routine” matters.

The ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter under these rules. Therefore, brokerage firms are allowed to vote their customers’ shares on this matter if the customers do not provide voting instructions. If your brokerage firm votes your shares on this matter because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that matter. This is called a “broker non-vote.” Only the ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter for this Proxy Statement. The election of director nominees is not considered a routine matter. Because the election of director nominees is not considered a “routine” matter for stockholder consideration, the brokers will not have discretionary authority to vote your shares with respect to such matter and if you do not instruct your bank or broker how to vote your shares, no votes will be cast on your behalf with respect to such matter.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal?

For Proposal 1—Election of Directors, you may vote for all nominees, withhold from all nominees or withhold from individual nominees.

For Proposal 2—Ratification of the Appointment of our Independent Registered Public Accountants, you may vote for, against or abstain from voting.

How are votes tabulated?

According to our By-Laws, each of the proposed items will be determined as follows:

Proposal 1—Election of Directors: The election of directors will be determined by a plurality of votes cast. If you do not vote on such proposal or cast a withhold vote, it will have no effect on such proposal.

Proposal 2—Ratification of the Appointment of our Independent Registered Public Accountants: The ratification of the appointment of our independent registered public accountants will be determined by a majority of votes cast affirmatively or negatively. If you abstain from voting on such proposal or your broker is unable to vote your shares, it will have the same effect as a vote against such proposal.

Any other matters: The voting results of any other matters are determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to the matters being voted upon.

How are proxies solicited and what is the cost?

We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. In addition, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of Broadridge is $10,000 plus expenses.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K within four business days of the Annual Meeting. We will file that report with the SEC, and you can get a copy from:

•	our website at www.wingstop.com by clicking on the Investor Relations link, followed by the Financials link,

•	the SEC’s website at www.sec.gov,

•	the SEC at 1 (800) SEC-0330, or

•	our Corporate Secretary at 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240.

How can I obtain a copy of the 2015 Annual Report to Stockholders and the Annual Report on Form 10-K for the year ended December 26, 2015?

Our 2015 Annual Report to Stockholders which includes our Annual Report on Form 10-K for the year ended December 26, 2015, is available at www.proxypush.com/WING. If you receive the printed proxy materials, the Annual Report is included with the proxy materials. However, the Annual Report forms no part of the material for the solicitation of proxies.

This report may also be accessed through our website at www.wingstop.com by clicking on the Investor Relations link, followed by the Financials link. In addition, our Annual Report on Form 10-K for the year ended December 26, 2015, is available from the SEC’s website at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:

5501 LBJ Freeway, 5th Floor,

Dallas, Texas 75240

Attention: Corporate Secretary

How do I obtain directions to attend the Annual Meeting and vote in person?

Directions to the Annual Meeting are located at www.wingstop.com.

PROPOSAL 1—ELECTION OF DIRECTORS

Currently, our Board of Directors consists of six directors in three classes, with two directors in Class I, one director in Class II and three directors in Class III.

The three director classes will initially serve as follows:

•	Class I, whose initial term will expire at the Annual Meeting;

•	Class II, whose initial term will expire at the annual meeting of stockholders to be held in 2017; and

•	Class III, whose initial term will expire at the annual meeting of stockholders to be held in 2018.

The terms of Sidney J. Feltenstein and Michael J. Hislop, each a Class I director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Messrs. Feltenstein and Hislop have been nominated for re-election at the Annual Meeting. If elected, Messrs. Feltenstein and Hislop will hold office for a three-year term until the annual meeting of stockholders to be held in 2019.

In addition, at the annual meeting of stockholders to be held in 2017, the Class II directors will be elected for a three-year term expiring at the annual meeting of stockholders to be held in 2020, and at the annual meeting of stockholders to be held in 2018, the Class III directors will be elected for a three-year term expiring at the annual meeting of stockholders to be held in 2021. Mr. Romaniello is our current Class II director, and Messrs. Aronson, Morris and Morrison are our current Class III directors. In addition, Lawrence P. Molloy resigned from our board of directors effective March 15, 2016. We thank Mr. Molloy for his service on our board of directors.

The persons named in the accompanying proxy, or their substitutes, will vote for the election of the two nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. All nominees have consented to stand for election at this meeting. If either of the nominees becomes unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment. We do not know of any nominee of the board of directors who would be unable to serve as a director if elected. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

Both of the director nominees listed below are currently directors of the Company. The following is a brief summary of each director nominee’s business experience and qualifications and other public company directorships held currently or in the last five years.

Director Nominees for Terms Expiring at the 2019 Annual Meeting

Sidney J. Feltenstein has been a member of our board of directors since July 2010. Sid has had a successful career as a corporate executive and entrepreneur, including as the Chief Executive Officer of Yorkshire Global Restaurants, Inc., a company formed under his leadership through the acquisitions of A&W and Long John Silver, until it was sold to YUM! Brands in 2002. Sid also served as Executive Vice President of Worldwide Marketing for Burger King and spent 19 years at Dunkin’ Donuts in both operations and marketing positions, most recently as its Chief Marketing Officer. Sid is a past chairman of the International Franchise Association (IFA) and a former chairman of the IFA Educational Foundation. He is also a member of the IFA Hall of Fame and a past recipient of the IFA’s Entrepreneur of the Year Award. Sid also serves on the board of directors of Tutor Perini Corporation.

Sid’s experience as a chief executive officer and senior marketing executive officer in the restaurant industry and vast knowledge of franchise operations provide him with valuable and relevant experience in brand management, consumer strategy, advertising and leadership of complex organizations, as well as extensive industry knowledge, and provides him with the qualifications and skills to serve as a director.

Michael J. Hislop has been a member of our board of directors since October 2011. Mike currently serves as Chairman of Corner Bakery, a national bakery-cafe chain and previously served as Chief Executive Officer from February 2006 until October 2015. In addition, Mike has been the Chairman of Il Fornaio since 2015, was Chairman and Chief Executive Officer of Il Fornaio from 2001 to October 2015 and, prior to that, served as President and Chief Operating Officer of Il Fornaio since 1995. Prior to Il Fornaio, Mike was Chairman and Chief Executive Officer for Chevys Mexican Restaurants, where he built the company’s infrastructure in preparation for taking it public. He has also served in a number of operating positions at El Torito Mexican Restaurants and T.G.I. Friday’s. In 2010, Mike was recognized by the International Foodservice Manufacturers Association with the Silver Plate award, which pays tribute to the most outstanding and innovative talents in foodservice operations, and in 2013, he received Nation’s Restaurant News’ Golden Chain Award, an honor bestowed on those representing the very best that the restaurant industry has to offer.

Mike’s experience as a chief executive officer and chief operating officer in the restaurant industry and vast knowledge of franchise operations provide him with valuable and relevant experience in operations, brand management, consumer strategy and leadership of complex organizations, as well as extensive industry knowledge, and provides him with the qualifications and skills to serve as a director.

The board of directors recommends that you vote FOR the two director nominees.

Continuing Directors with Terms Expiring at the 2017 or 2018 Annual Meetings

The directors listed below will continue in office for the remainder of their terms in accordance with our By-Laws.

Charles R. Morrison has served as our President and Chief Executive Officer since June 2012, and a member of our board of directors, since September 2012. Prior to joining Wingstop, Charlie was Chief Executive Officer of Rave Restaurant Group, a publicly traded international pizza chain, from January 2007 to June 2012. Charlie has also held multiple senior leadership positions during his more than 20 years of restaurant experience, including serving as President of Steak & Ale and The Tavern Restaurants for Metromedia Restaurant Group, as well as various management positions at Kinko’s, Boston Market and Pizza Hut.

As a result of Charlie’s extensive experience in the restaurant industry, including as a chief executive officer of a public restaurant company, and his service as our Chief Executive Officer, Charlie brings to the board, among other skills and qualifications, his significant knowledge and understanding of the industry and our business and his extensive operating experience.

Neal K. Aronson is Chairman of our board of directors and has been a member of our board of directors since February 2015. Neal founded Roark Capital Group, or Roark, and serves as its Managing Partner, a position he has held since 2001. Prior to founding Roark, Neal was Co-Founder and Chief Financial Officer for U.S. Franchise Systems, Inc., or USFS, a franchisor of hotel chains. Prior to USFS, Neal was a private equity professional at Rosecliff (a successor company to Acadia Partners), Odyssey Partners and Acadia Partners (now Oak Hill). Neal began his career in the corporate finance department at Drexel, Burnham, Lambert Inc.

Neal’s experience as a private equity partner, chief financial officer and in other senior executive leadership roles working with franchise companies in the restaurant, retail, consumer and business services industries, and knowledge of complex financial matters provide him with valuable and relevant experience in franchise administration, strategic planning, corporate finance, financial reporting, mergers and acquisitions and leadership of complex organizations, and provides him with the qualifications and skills to serve as a director.

Erik O. Morris has been a member of our board of directors since April 2010. Erik has been affiliated with Roark since 2007 and is currently a Managing Director. Prior to joining Roark, Erik was a Partner at Grotech Capital Group concentrating in the restaurant and franchise industries. Prior to joining Grotech, Erik worked in the investment banking division of Deutsche Bank and its predecessor entities, where he focused primarily on the industrial, environmental, and business services sectors.

Erik’s involvement with his respective firms’ investments in many branded consumer companies over the past 15 years, including investments in the restaurant industry, in-depth knowledge and industry experience, coupled with his skills in private financing and strategic planning, provides him with the qualifications and skills to serve as a director.

Steven M. Romaniello has been a member of our board of directors since April 2010. Steve currently serves as a Managing Director at Roark, a position he has held since 2008. Prior to joining Roark, Steve served in executive positions at FOCUS Brands, a franchisor and operator of ice cream shoppes, bakeries, restaurants and cafes in the United States, most recently as Chief Executive Officer. Prior to his tenure at FOCUS Brands, Steve was President and Chief Operating Officer of USFS. Prior to joining USFS, Steve has also held various management positions in franchise services, support and training at Holiday Inn Worldwide and Days Inn of America. Steve is the immediate past Chairman of the IFA.

Steve’s experience as a chief executive officer and chief operating officer in the restaurant and hospitality industries and vast knowledge of franchise operations provide him with valuable and relevant experience in franchise management, operations and leadership of complex organizations, as well as extensive industry knowledge, and provides him with the qualifications and skills to serve as a director.

CORPORATE GOVERNANCE

Board Composition and Director Independence

Our amended and restated bylaws provide that our board of directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our board of directors currently consists of six members, Charles R. Morrison, Erik O. Morris, Michael J. Hislop, Sidney J. Feltenstein, Neal K. Aronson and Steven M. Romaniello. Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with each director serving a three-year term. Following their initial terms, each class of directors will be elected for a three-year term. Our directors may be removed only by the affirmative vote of at least 66  2⁄3% of our then outstanding common stock and only for cause.

We follow the director independence standards set forth in The Nasdaq Stock Market, or Nasdaq, corporate governance standards and the federal securities laws.

The board of directors reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the board of directors and its committees. During this review, the board of directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

As a result of this review, the board of directors affirmatively determined that Messrs. Feltenstein and Hislop are “independent” for purposes of serving on the board of directors and meet the requirements set forth in Nasdaq corporate governance standards.

Controlled Company

Upon completion of our initial public offering, Roark controlled a majority of the voting power of our outstanding common stock. As a result, we were a “controlled company” under Nasdaq corporate governance standards. As a controlled company, exemptions under the standards freed us from the obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of our board of directors consists of “independent directors,” as defined under Nasdaq rules;

•	that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

These exemptions did not modify the independence requirements for our audit committee, and we intend to comply with the requirements of Rule 10A-3 of the Exchange Act and Nasdaq rules within the applicable time frame.

However, upon completion of the recent public offering of our common stock by certain of our stockholders on March 14, 2016, Roark beneficially owned less than 50% of the total voting power of our common stock and we are no longer able to avail ourselves of the “controlled company” exemptions under Nasdaq rules.

Accordingly, we are required to have a majority of independent directors on our board of directors and a compensation committee and a nominating and corporate governance committee composed entirely of independent directors as defined under Nasdaq rules, subject to a phase-in period of one year following the loss of our controlled company status. Under Nasdaq rules, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (1) one independent committee member at the time it ceases to be a controlled company, (2) a majority of independent committee members within 90 days of the date it ceases to be a controlled company and (3) all independent committee members within one year of the date it ceases to be a controlled company. Additionally, Nasdaq rules provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement. The loss of our controlled company status does not modify the independence requirements for the audit committee under the phase-in period following our initial public offering. We intend to comply with the requirements of Rule 10A-3 of the Exchange Act and Nasdaq rules within the applicable time frame.

Board Leadership Structure

Mr. Aronson has been elected by our board of directors to serve as the Chairman of our board of directors. Our Corporate Governance Guidelines currently provide that our Chief Executive Officer will not serve as the Chairman of our board of directors. While our Corporate Governance Guidelines provide that the board of directors will periodically review its leadership structure to ensure that it continues to meet the Company’s needs and may in the future determine that the Chief Executive Officer may serve as Chairman of the board, we believe that having Mr. Aronson serve as a non-employee Chairman is preferable at this time. Our Chairman provides leadership to ensure that the board functions in an independent, cohesive fashion.

We believe our Chief Executive Officer should be principally responsible for running the Company, while our Chairman is responsible for running the board. The board of directors has considered the time that is required of Mr. Morrison as Chief Executive Officer and believes that by having another director serve as Chairman of the board, Mr. Morrison is able to focus his entire energy on running Wingstop. Under our Corporate Governance Guidelines and our bylaws, our Chairman:

•	provides leadership to the board of directors and facilitates communication between, and information flow to, the directors;

•	establishes, in consultation with our Chief Executive Officer and other members of management, the agenda for board meetings;

•	presides at board meetings and stockholder meetings;

•	gathers feedback from interviews with prospective director nominees; and

•	sees that all orders, resolutions and policies adopted or established by the board of directors are carried into effect.

Our Chairman also has access to management and financial and other information as he deems appropriate from time-to-time to assist him and the board of directors in discharging their responsibilities.

The board of directors determines its leadership structure from time to time. As part of the annual board self-evaluation process, the Nominating and Corporate Governance Committee and the board evaluate the board’s leadership structure to ensure that the structure is appropriate for Wingstop and its stockholders. We recognize that different board leadership structures may be appropriate for Wingstop in the future, depending upon applicable circumstances. However, the board of directors believes the current leadership structure, with Mr. Morrison as Chief Executive Officer and Mr. Aronson as Chairman of the board, is the appropriate structure for Wingstop at this time.

Board Committees and Membership

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees reports to the board of directors as they deem appropriate, and as the board may request. The composition, duties and responsibilities of these committees are described below. The table below sets forth the current membership of each of the committees:

Director	Audit	Compensation	Nominating and Corporate Governance
Charles R. Morrison	—	—	—
Neal K. Aronson	—	X	—
Sidney J. Feltenstein	X	X	—
Michael J. Hislop	X	X	X
Erik O. Morris	Chair	X	Chair
Steven M. Romaniello	—	Chair	X

Audit Committee

The Audit Committee is responsible for, among other matters: (i) the integrity of our financial statements; (ii) our internal financial reporting and compliance with our financial, accounting and disclosure controls and procedures; (iii) the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm; (iv) our independent registered public accounting firm’s annual audit of our financial statements and approving all audit and permissible non-audit services; (v) the performance of our internal audit function; (vi) our legal and regulatory compliance; and (vii) the approval of related party transactions.

The SEC rules and Nasdaq rules require us to have all independent Audit Committee members within one year of the date of the completion of our initial public offering. We intend to comply with these independence requirements for all members of the audit committee within the time periods specified under such rules. Our board of directors has affirmatively determined that Messrs. Feltenstein and Hislop meet the definition of “independent director” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules. In addition, Mr. Morris qualifies as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Our board of directors has adopted a written charter for the Audit Committee. The Audit Committee held two meetings during the 2015 fiscal year.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) set the overall compensation philosophy, strategy and policies for our executive officers and directors; (ii) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other key employees and evaluate performance in light of those goals and objectives; (iii) review and determine the compensation of our directors, Chief Executive Officer and other executive officers; (iv) make recommendations to the board of directors with respect to our incentive and equity-based compensation plans; and (v) review and approve employment agreements and other similar arrangements between us and our executive officers.

Our board of directors has affirmatively determined that Messrs. Feltenstein and Hislop meet the definition of an “independent director” for purposes of serving on a compensation committee under applicable SEC and Nasdaq rules. Upon completion of the recent public offering of our common stock by certain of our stockholders on March 14, 2016, we are no longer able to avail ourselves of the “controlled company” exemption and will be required to have a compensation committee composed entirely of independent directors within the specified phase-in period. See “—Controlled Company.”

Our board of directors has adopted a written charter for the Compensation Committee. The Compensation Committee held one meeting during the 2015 fiscal year.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other matters: (i) recommend to the board of directors for approval the qualifications, qualities, skills and expertise required for board of directors membership; (ii) identify potential members of the board of directors consistent with the criteria approved by our board of directors and select and recommend to the board of directors the director nominees for election at annual meetings of stockholders or to otherwise fill vacancies; (iii) evaluate and make recommendations regarding the structure, membership and governance of the committees of the board of directors; (iv) develop and make recommendations to the board of directors with regard to our corporate governance policies and principles, including development of a set of corporate governance guidelines and principles applicable to us; and (v) oversee the annual review of the board of directors’ performance.

Our board of directors has affirmatively determined that Mr. Hislop meets the definition of an “independent director” for purposes of serving on a nominating and corporate governance committee under applicable SEC and Nasdaq rules. Upon completion of the recent public offering of our common stock by certain of our stockholders on March 14, 2016, we are no longer able to avail ourselves of the “controlled company” exemption and will be required to have a nominating and corporate governance committee composed entirely of independent directors within the specified phase-in period. See “—Controlled Company.”

Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting during the 2015 fiscal year.

Risk Oversight

Our board of directors is responsible for overseeing our risk management. The board focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Our board has delegated to the Audit Committee responsibility with respect to risk assessment and risk management. Pursuant to its charter, the Audit Committee discusses with management and the Company’s independent auditor the Company’s policies with respect to risk assessment and risk management, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our other board committees will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. We believe that the leadership structure of our board of directors supports its effective oversight of the Company’s risk management.

Committee Charters and Corporate Governance Guidelines

The charters of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines may be accessed on our website at www.wingstop.com by clicking on the Investor Relations link, followed by the Corporate Governance link, and are available in print upon request from our Corporate Secretary.

Codes of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics, which is applicable to all directors and employees, including our executive and financial officers. The Code of Business Conduct and Ethics is available on our website at www.wingstop.com by clicking on the Investor Relations link, followed by the Corporate Governance link, and is available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the Code of Business Conduct and Ethics with respect to one executive officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.

Selection of Director Nominees

General Criteria and Process

It is the Nominating and Corporate Governance Committee’s responsibility to review and recommend to the board of directors nominees for director and to identify one or more candidates to fill any vacancies that may occur on the board of directors. As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align board composition with the Company’s strategic direction so that the board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Directors are selected for their integrity, character, independent judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, expertise in retail or restaurants, franchise knowledge, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in the Company’s geographic markets, expertise in capital markets, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. In addition, the Company strives to maintain a board of directors that reflects a diversity of experience and personal backgrounds. These criteria will vary over time depending on the needs of the board of directors. Accordingly, the board of directors may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

Under the charter of the Nominating and Corporate Governance Committee , the Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for board nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines.

For each of the nominees to the board of directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director. The Nominating and Corporate Governance Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the board of directors for an extended period of time.

In developing recommendations for new director candidates, the Nominating and Corporate Governance Committee identifies potential individuals whose qualifications and skills reflect those desired by the board of directors, and evaluates and recommends to the board of directors all nominees for board membership as specified in the committee’s charter.

Stockholder Recommendation of Candidates for Director

Stockholders wishing to recommend candidates to be nominated for election to the Company’s board of directors may do so by sending to the attention of the General Counsel at the address provided in this Proxy Statement a statement setting forth the information required by the advance notice provision in the Company’s bylaws. Stockholder recommendations provided to the General Counsel and received in accordance with the advance notice provision in the Company’s bylaws will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources.

For information regarding stockholder nominations of directors and stockholder proposals, please see the “Next Annual Meeting—Stockholder Proposals” section of this Proxy Statement.

Meetings of the Board of Directors

During the fiscal year ended December 26, 2015, the board of directors met two times. All of our directors attended 100% of the total meetings held by the board of directors and any committee on which the director served during the period of the fiscal year that the director was a member of the board. This is our first annual meeting of stockholders since we became a public company, and beginning with our 2016 annual meeting of stockholders we expect that each continuing director will attend the annual meeting of stockholders, absent a valid reason.

Executive Sessions of Non-Management Directors

The independent directors meet in executive session, without any non-independent directors or members of management present, at least twice each year. Since the Chairman of the board of directors is not an independent director, the independent directors elect on an annual basis a presiding director to preside at such sessions.

Compensation Committee Interlocks and Insider Participation

The directors serving on the Compensation Committee of the board of directors during the fiscal year ended December 26, 2015 were Steven M. Romaniello (Chairman), Neal K. Aronson, Sidney J. Feltenstein, Michael J. Hislop and Erik O. Morris. None of these individuals is or has at any time during the past year been an officer or employee of ours. During the 2015 fiscal year, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

Communications with the Board of Directors

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication the board of directors as a group or the non-management directors as a group in care of the Company’s registered office at 5501 LBJ Freeway, 5th Floor, Dallas, Texas 75240 to the attention of the General Counsel or send an email to the board of directors as a group or the non-management directors as a group at a specified email address provided by the Company on our website. The General Counsel shall review all written and emailed correspondence received from stockholders and other interested parties and forward such correspondence periodically to the directors. Advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to the directors.

Director Compensation

The following table sets forth information concerning the fiscal year 2015 compensation of our non-employee directors that served during any part of 2015:

Name	Fees earned or paid in cash ($)(1)	Stock / option awards ($)(2)	Total ($)
Neal K. Aronson	—	—	—
Sidney J. Feltenstein	38,000	—	38,000
Michael J. Hislop	38,000	—	38,000
Lawrence P. Molloy(3)	—	—	—
Erik O. Morris	—	—	—
Charles R. Morrison	—	—	—
Steven M. Romaniello	—	—	—

(1)	Prior to June 12, 2015, we paid our non-employee directors that were not affiliates of Roark a fee of $9,500 per board meeting attended. Subsequent to June 12, 2015, we paid our non-employee directors that were not affiliates of Roark a pro-rated annual retainer of $50,000.
(2)	We did not grant any stock or option awards to any of the non-employee directors in 2015. At December 31, 2015, none of our non-employee directors held any restricted stock or other unvested stock awards. At December 31, 2015, the following non-employee directors held stock options as follows: Mr. Feltenstein—10,900 vested stock options and no unvested stock options and Mr. Hislop—7,267 vested stock options and 7,267 unvested stock options.
(3)	Mr. Molloy resigned as a director effective March 15, 2016.

We have entered into change in control bonus award agreements with Mr. Feltenstein and Mr. Hislop. Under these agreements, cash bonuses are payable to each of Mr. Feltenstein and Mr. Hislop upon the consummation of a change in control so long as he remains a director. The cash bonus calculation for each participant differs and is determined by multiplying the participant’s covered securities by an amount designated in each agreement. Further, no cash bonus is payable if the per share consideration paid for our common stock in the change in control transaction is equal to or less than an amount specified in each agreement. The maximum potential payments to Mr. Feltenstein and Mr. Hislop under these agreements are $58,000 and $32,800, respectively.

Each of our independent directors, currently Messrs. Hislop and Feltenstein, will receive an annual cash retainer fee of $50,000, which began following the completion of our initial public offering. We will evaluate the appropriate level of any future equity compensation for independent directors on an annual basis. Non-independent directors, including those associated with Roark, do not receive any compensation for services as directors.

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

The following table sets forth information concerning beneficial ownership of our common stock as of March 15, 2016, unless otherwise indicated, by each of the directors and nominees for director, by each of the named executive officers, by all directors and executive officers as a group, and by beneficial owners of more than five percent of our common stock.

Name	Shares of Common Stock Beneficially Owned (1)	Number of Exercisable Options (2)	Percent of Shares Outstanding (3)
Charles R. Morrison (4)	62,803	196,610	*
Michael F. Mravle (5)	10,000	32,700	*
Larry D. Kruger	—	—	—
Neal K. Aronson (6)	12,765,858	—	44.7%
Sidney J. Feltenstein (7)	43,600	10,900	*
Michael J. Hislop (8)	21,800	7,267	*
Lawrence P. Molloy (9)	—	—	—
Erik O. Morris	—	—	—
Steven M. Romaniello	—	—	—
All current executive officers and directors as a group (14 persons)(6)	13,060,536	343,941	45.7%
RC II WS (6)	12,765,858	—	44.7%

*	Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.
(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)	Includes options that become exercisable on or before April 30, 2016.
(3)	Based on aggregate of 28,584,452 shares of Wingstop common stock issued and outstanding as of March 15, 2016.
(4)	Includes options to purchase 196,610 shares vested or vesting within 60 days of March 15, 2016.
(5)	Includes options to purchase 32,700 shares vested or vesting within 60 days of March 15, 2016.
(6)	RC II WS LLC directly owns 12,765,858 shares of common stock. RC II WS LLC, a Georgia limited liability company, is controlled by Roark Capital Partners II, LP, a Delaware limited partnership. Roark Capital Partners II, LP is controlled by its general partner, Roark Capital GenPar II, LLC, a Delaware limited liability company, which is in turn controlled by its managing member, Neal K. Aronson. Each of Roark Capital Partners II, LP, Roark Capital GenPar II, LLC and Mr. Aronson may be deemed to have voting and dispositive power with respect to the common stock directly owned by RC II WS LLC and therefore be deemed to be the beneficial owner of the common stock held by RC II WS LLC, but each disclaim beneficial ownership of such common stock. The principal business address of each of the entities and persons identified in this paragraph is c/o Roark Capital Management, LLC, 1180 Peachtree Street, Suite 2500, Atlanta, GA, 30309.
(7)	Includes options to purchase 10,900 shares vested or vesting within 60 days of March 15, 2016.
(8)	Includes options to purchase 7,267 shares vested or vesting within 60 days of March 15, 2016.
(9)	Mr. Molloy resigned as a director effective March 15, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, officers and persons who beneficially own more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC, the Nasdaq, and us. To the Company’s knowledge, all filings were timely during fiscal year 2015.

Certain Relationships and Related Party Transactions

Management Agreement

Until our IPO in June 2015, we were party to an amended and restated management advisory and consulting services agreement, dated December 15, 2011, or the management agreement, with Roark Capital Management, pursuant to which Roark Capital Management provided management consulting services to us and received specified consideration for such services. The management consulting services generally consisted of advice concerning management, finance, marketing, strategic planning and such other services requested from time to time by our board of directors. The management agreement also included customary exculpation and indemnification provisions in favor of Roark Capital Management. The management agreement terminated at the time of our initial public offering. Under the terms of the management agreement, Roark Capital Management received an aggregate termination fee payment from us of $3.3 million upon the consummation of our initial public offering. In addition to this termination fee, we paid an aggregate of $0.2 million for management consulting services in fiscal 2015. Following the termination of the management agreement, no additional fees were paid. In fiscal years 2014 and 2013, we paid Roark Capital Management an aggregate of $0.5 million and $0.4 million, respectively, for management consulting services. The management agreement included customary exculpation and indemnification provisions in favor of Roark Capital Management.

Stock Transfer Restriction Agreements

In connection with our initial public offering, we and our principal stockholder, RC II WS, entered into agreements with other stockholders of the company with respect to 2,238,980 shares of our common stock that were not sold in our initial public offering pursuant to which such stockholders agreed, effective as of the closing of our initial public offering and subject to limited exceptions, that, without the prior written consent of us and RC II WS, they will not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of:

•	any of their remaining shares following the closing of our initial public offering for a period of six months following the closing of our initial public offering;

•	two-thirds of their remaining shares during the period beginning six months following the closing of our initial public offering and ending on the date that is 12 months following the closing of our initial public offering; and

•	one-third of their remaining shares during the period beginning 12 months following the closing of our initial public offering and ending on the earlier of (x) the date that is 18 months following the closing of our initial public offering and (y) the date that our outstanding shares of common stock held by non-affiliates of us exceeds 50% of the total outstanding shares of common stock.

In addition, pursuant to the terms of agreements that became effective upon the closing of our initial public offering, the shareholders agreement applicable to the respective stockholder terminated and is of no further force and effect.

Shareholder Agreements

We and our principal stockholder, RC II WS, previously entered into shareholder agreements with each of the other stockholders of the company prior to our initial public offering, which set forth certain rights and restrictions with respect to the ownership of shares of our common stock, including:

•	drag-along rights in the event RC II WS proposes to sell any of its shares of our common stock;

•	tag-along rights in the event RC II WS proposes to sell its shares of our common stock in a transaction that would result in RC II WS and its affiliates owning less than 50% of our common stock;

•	restrictions on the transfer of shares of our common stock; and

•	other provisions relating to among other things, non-disparagement.

All of these shareholders agreements terminated upon the closing of our initial public offering pursuant to the terms of the stock transfer restriction agreements described above or pursuant to the terms of individual shareholders agreements.

We and our principal stockholder, RC II WS, also entered into a shareholder agreement with respect to 551,812 shares of our common stock that were not sold in our initial public offering. These shares were sold by the counterparty subsequent to our initial public offering, and our remaining obligations under the agreement terminated.

Registration Rights Agreement

We entered into a registration rights agreement with RC II WS in connection with our initial public offering. The terms of the registration rights agreement include provisions for demand registration rights and piggyback registration rights in favor of RC II WS and piggyback registration rights in favor of certain other stockholders. Subject to the terms of the registration rights agreement, RC II WS has the right to require that we register its remaining shares under the Securities Act for sale to the public. So long as we do not have an effective shelf registration statement with respect to our common stock, RC II WS may request registration (a “demand registration”) of all or a portion of its common stock (“RC II WS registrable securities”). If RC II WS makes a demand registration, certain other stockholders of our common stock, together with the RC II WS registrable securities (“registrable securities”) may request that such holder’s registrable securities be included in such registration statement in proportion to the registrable securities of RC II WS that are to be included in the demand registration. We shall not be obligated to effectuate more than three demand registrations in any 12-month period. Any demand registration must be for an anticipated aggregate offering price of at least $10 million. The registration rights agreement provides that subject to certain limitations, at any time that we are eligible to use Form S-3, we will upon request of RC II WS file a shelf registration statement covering all registrable securities and, if such shelf registration statement is not automatically effective, use reasonable best efforts to cause the shelf registration statement to be declared effective. If RC II WS requests that we file a shelf registration statement, the other stockholders parties to the agreement may request that such holder’s registrable securities be included in such registration statement in proportion to the registrable securities of RC II WS that are to be included in the shelf registration statement. Once the shelf registration statement is effective, we are required to use reasonable best efforts to keep the shelf registration statement continuously effective and usable for resale of registrable securities. In addition, if at any time we propose or are required to register any shares of our common stock under the Securities Act (other than a demand registration or pursuant to an employee benefit) (a “piggyback registration”), we are required to notify RC II WS and the other stockholders parties to the agreement of their right to participate in such registration. We will use commercially reasonable efforts to cause registrable securities requested to be included in the registration to be so included. These piggyback registration rights are subject to certain exceptions set forth in the registration rights agreement. The registration rights agreement also provides that, subject to limitations described below, RC II WS may effect an underwritten offering of registrable securities after delivery of advance notice to us.

Under the registration rights agreement, we have agreed, subject to certain limitations, to indemnify RC II WS and any other participating stockholders and their respective officers, directors, managers and partners, and each person controlling such holder against all losses, claims, actions, damages, liabilities and expenses in certain circumstances and to pay any expenses reasonably incurred in connection investigating, preparing or defending these, except insofar as the same are caused by or contained in any information furnished in writing to us by such holder expressly for use therein.

Policies and Procedures With Respect to Related Party Transactions

In accordance with our Policy on Related Party Transactions, our Audit Committee is responsible for reviewing and approving related party transactions. In addition, our Code of Business Conduct and Ethics requires that all of our employees and directors inform the General Counsel of any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which the executive officer, a director or a related person has a direct or indirect material interest.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee appointed Ernst & Young LLP (“E&Y”) to audit our consolidated financial statements for the year ending December 31, 2016 and to prepare a report on this audit. A representative of E&Y will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

We are asking our stockholders to ratify the appointment of E&Y as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the board of directors is submitting the selection of E&Y to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the board of directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Information regarding fees paid to E&Y during fiscal year 2015 and fiscal year 2014 is set out below in “Fees Billed by Independent Registered Public Accounting Firm.”

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for, among other things, reviewing with E&Y, our independent registered public accounting firm for fiscal year 2015, the scope and results of their audit engagement. In connection with the audit for the fiscal year ended December 26, 2015, the Audit Committee has:

•	reviewed and discussed with management the audited financial statements of Wingstop to be included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2015;

•	discussed with E&Y the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the Audit Committee concerning independence, and has discussed with E&Y their independence.

Management is primarily responsible for Wingstop’s financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of Wingstop in accordance with generally accepted accounting principles (GAAP). E&Y is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of E&Y included in their report to the financial statements of Ignite.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 26, 2015.

Submitted by the Audit Committee:

Erik O. Morris

Sidney J. Feltenstein

Michael J. Hislop

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed during the fiscal years ended December 26, 2015 and December 27, 2014:

	Fiscal Year 2015	Fiscal Year 2014
Fees Billed:
Audit Fees	$565,000	$1,427,000
Audit-Related Fees	2,000	—
Tax Fees	91,000	—

Total	$658,000	$1,427,000

Audit Fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC.

Audit-Related Fees include amounts billed for an annual membership to E&Y’s online accounting research tool.

Tax Fees include amounts billed for the filing of the Company’s 2011, 2012 and 2013 amended tax returns and professional services performed related to the tax deductions associated with costs incurred associated with the Company’s June 2015 initial public offering.

The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to E&Y were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

EXECUTIVE OFFICERS

Executive officers are elected annually by the board of directors and serve at the discretion of the board. Charles R. Morrison serves as a Director and as an executive officer. His business experience is discussed above in “Item 1—Election of Directors—Continuing Directors with Terms Expiring at the 2017 or 2018 Annual Meetings.”

Other executive officers as of the date of this Proxy Statement are:

Michael F. Mravle, 40, has served as our Chief Financial Officer since September 2014. Mike joined Wingstop from Bloomin’ Brands, a large publicly traded casual dining company, where he spent over seven years in various financial roles. He was most recently Group Vice President of Financial Planning and Analysis and U.S. Chief Financial Officer since October 2013. Prior to that, he served as Vice President of Corporate Finance since February 2012 and as Vice President of Finance for Carrabba’s Italian Grill beginning in January 2011. Prior to that, Mike was Vice President of Finance for Fleming’s Prime Steakhouse and Wine Bar from 2009 to 2011. Prior to Bloomin’ Brands, Mike spent over eight years at McDonald’s Corporation. Mike has over 15 years of finance and accounting experience in the restaurant industry.

William M. Engen, 43, has served as our Chief Operating Officer since September 2014. Bill joined Wingstop from 7-Eleven, the world’s largest operator, franchisor and licensor of convenience stores, where he was Senior Vice President of Operations for the Eastern U.S. since 2011 and served as Division Vice President from 2009 to 2011. Prior to that, he served for ten years in various roles at Circuit City, a large United States electronics retailer, including most recently as Vice President, Retail Operations. Bill has also held management roles during his almost 20 year career in retail operations at Saks Fifth Avenue and Bachrach Clothing Company, a men’s clothing retailer.

Larry D. Kruguer, 50, joined the company as President of International in June 2015. Prior to joining Wingstop, Larry was at Wendy’s International, where he served as Vice President, International Joint Ventures from October 2014 to June 2015, Vice President, International Business Development and Finance from January 2010 to October 2014 and Vice President, International Marketing from October 2007 to January 2010. Prior to that, he was the President and Managing Partner of Prontowash USA, a global car wash services company, from January 2002 to October 2007. From October 1998 to August 2001, he served as Vice President, Marketing and Strategic Alliances for SportsLine.com, a CBS Sports affiliate. Larry has also held management positions with Alamo-Autonation and American Express.

Jay A. Young, 46, has served as our General Counsel since October 2014. Jay joined Wingstop from CEC Entertainment Inc., the parent company of Chuck E. Cheese, a chain of family entertainment centers, where he was Senior Vice President and General Counsel since 2007. Prior to that he was Vice President and Assistant General Counsel for Wachovia Corporation since 1999. Prior to Wachovia, Jay was Assistant General Counsel and Antitrust Compliance Officer for Charles Schwab Capital Markets. Jay has nearly 20 years of experience in handling complex corporate legal matters.

David A. Vernon, 57, has served as our Chief Development Officer since November 2012. Dave joined Wingstop in October 2010 as Vice President of Franchise Sales, and was promoted to Senior Vice President of Development in January 2012 before becoming Chief Development Officer in November 2012. Prior to Wingstop, he was Vice President of Franchise Sales for Sonic Corporation, the nation’s largest drive-in restaurant chain, from December 1996 to June 2010. With more than 20 years of restaurant franchise experience, Dave also spent 13 years as Vice President of Sales at Sonic Corporation and has held development positions for Brinker International, Rave Restaurant Group, USA Cafes and Signature Foods.

Flynn K. Dekker, 46, has served as our Chief Marketing Officer since February 2014. Prior to joining Wingstop, Flynn was Chief Marketing Officer for Rave Restaurant Group from February 2012 to February 2014. Prior to that, he owned his own upscale restaurant, Home & Dekker, located in Dallas, Texas, from February 2010 to

February 2012 and was also Chief Marketing Officer for Fogo de Chao, a Brazilian steakhouse chain, from March 2008 to February 2010. With more than 20 years of leadership experience, Flynn has also held senior marketing positions with Metromedia Restaurant Group, FedEx Kinko’s, EMI Music Distribution and Blockbuster.

Stacy Peterson, 40, has served as our Chief Information Officer since August 2014. Stacy joined Wingstop in September 2013 and served as Senior Vice President of Information Technology before becoming Chief Information Officer. Prior to Wingstop, she was Vice President of IT for CB Richard Ellis, a major commercial real estate company, from October 2011 to August 2013 and served as Director of IT from October 2010 to October 2011. Prior to that, she was Director of IT for FedEx Services from August 2009 to September 2010 and Director of IT for FedEx Office from December 2006 to August 2009. With more than 15 years of information technology experience, Stacy has also held management roles at Kinko’s and Blockbuster.

EXECUTIVE COMPENSATION

Introduction

This compensation discussion provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our chief executive officer and our two other highest paid executive officers during fiscal year 2015 (collectively, the “named executive officers”), as presented in the tables which follow this discussion. This discussion contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary Compensation Table

The following table sets forth information concerning the total compensation awarded to, earned by or paid to the named executive officers for 2014 and 2015, calculated in accordance with SEC rules and regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	All other compensation ($)(5)	Total ($)
Charles R. Morrison	2015	442,308	240,000	—	243,269	15,913	941,490
President and Chief Executive Officer	2014	375,000	—	—	225,000	2,678	602,678
Michael F. Mravle	2015	315,000	100,000	—	138,000	10,912	564,512
Chief Financial Officer	2014	78,750	140,000	648,030	—	90,033	956,813
Larry D. Kruguer	2015	158,077	100,000	560,716	69,554	91,407	979,754
President of International

(1)	In June of 2015, Mr. Morrison’s annual salary increased from $375,000 to $500,000. The amount reflected in the “Salary” column represents the actual base salary amounts paid to Mr. Morrison in 2015. Mr. Mravle and Mr. Kruguer joined our company in September 2014 and June 2015, respectively. The amounts reflected in the “Salary” columns for Mr. Mravle and Mr. Kruguer in 2014 and 2015, respectively, represent the pro-rated amounts of their annual base salary earned following the commencement of employment.
(2)	In connection with our IPO, we paid Mr. Morrison and Mr. Mravle one time bonuses of $240,000 and $100,000, respectively. In Mr. Kruguer’s employment agreement, we agreed to guarantee Mr. Kruguer a bonus for fiscal year 2015 only. In Mr. Mravle’s employment agreement, we agreed to guarantee Mr. Mravle a bonus for fiscal year 2014 only.

(3)	Represents the aggregate grant date fair value for option awards granted in 2014 and 2015, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 14 to the consolidated financial statements included in this prospectus. See “—Equity Incentive Compensation” for more information about the options granted in 2014 and 2015.
(4)	Represents amounts earned under the 2014 and 2015 Bonus Plan. Only Mr. Morrison participated in the 2014 Bonus Plan. Mr. Morrison, Mr. Mravle and Mr. Kruguer participated in the 2015 Bonus Plan. See “—Performance-Based Cash Bonus Compensation” for information about the 2015 Bonus Plan.
(5)	Includes the following: company match under the 401(k) plan; relocation costs to Mr. Mravle and Mr. Kruguer per the terms of their employment agreement; and insurance premiums.

	Year	401(k) match ($)	Relocation ($)	Insurance ($)
Mr. Morrison	2015	13,846	—	2,067
	2014	1,839	—	839
Mr. Mravle	2015	8,965	—	1,987
	2014	—	90,000	33
Mr. Kruguer	2015	462	90,000	945

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table sets forth information with respect to outstanding option awards for each of the named executive officers as of December 26, 2015. We have not granted any stock awards to the named executive officers.

	Option Awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)		Option expiration date
Charles R. Morrison	8/30/12	(1)	196,609	51,093	51,093	$1.52	(4)	8/30/2022
Michael F. Mravle	9/26/14	(2)	32,700	65,400	65,400	$5.76	(5)	9/26/2024
Larry D. Kruguer	6/11/15	(3)	—	26,316	26,316	$19.00		6/11/2025

(1)	Mr. Morrison’s option grant for 408,750 shares is divided equally between time vesting and performance vesting options. Of the 204,375 time vesting options, 25% vested on each of December 31, 2013, 2014 and 2015 and the remaining options vest 25% per year on December 31, 2016. Of the performance vesting options, 51,094 options vest upon our achievement of an annual adjusted EBITDA target for each of the years ended December 31, 2013, 2014, 2015 and 2016. In addition, if we meet or achieve the adjusted EBITDA target for 2016, any unvested options that were eligible to vest prior to 2016 but did not will also vest. Vesting is also subject to the executive’s continued employment through each vesting date. We achieved our adjusted EBITDA target (determined for compensation purposes) for the year ended December 31, 2015, and, as a result, 51,094 options vested.
(2)	Mr. Mravle’s option grant for 163,500 shares is divided equally between time vesting and performance vesting options. The 81,750 time vesting options vest 20% per year on September 25, 2015, 2016, 2017, 2018 and 2019. Of the performance vesting options, 16,350 shares vest upon our achievement of an annual adjusted EBITDA target for each of the years ended December 31, 2015, 2016, 2017, 2018 and 2019. In addition, if we meet or achieve the adjusted EBITDA target for 2019, any unvested options that were eligible to vest prior to 2019 but did not will also vest. Vesting is also subject to the executive’s continued employment through each vesting date.
(3)	40% of Mr. Kruguer’s options will vest on June 11, 2017, and the remaining 60% will vest in three equal installments on June 11, 2018, 2019 and 2020.

(4)	The option exercise price of Mr. Morrison’s grant was originally $3.80 per share. The exercise price was initially reduced to $3.03 to reflect the impact of a dividend paid to our stockholders in December 2012 and further reduced to $1.52 to reflect the impact of a second dividend paid to our stockholders in December 2013.
(5)	The option exercise price of the grant to Mr. Mravle was originally $7.60 per share. The exercise price of each grant was reduced to $5.76 to reflect the impact of a dividend paid to our stockholders in March 2015.

Potential Payments upon Termination or Change of Control

The employment agreements with each of our named executive officers provide for the payment of certain severance benefits upon termination. In addition, the terms of the stock options granted to the named executive officers under the 2010 Plan include certain vesting rights upon a change of control.

Severance Benefits under the Employment Agreements

We have agreed to pay severance benefits in the event of an executive’s termination by us without cause or, for Mr. Morrison, a termination by the executive for good reason. We also provide severance benefits in the case of death and disability.

Mr. Morrison

The agreement provides for severance benefits if Mr. Morrison’s employment is terminated without cause (as defined in the agreement) or if he resigns for good reason (as defined in the agreement). In such instance, Mr. Morrison is entitled to (1) any earned but unpaid cash bonus and (2) the continuation of base salary for 13 months following the termination of his employment, subject to his compliance with the non-disclosure of trade secrets, a five-year confidentiality obligation, an 18 month non-compete obligation, a 24 month non-solicitation obligation, a non-disparagement obligation and the execution of a general release of claims. If a change of control of the company occurs, there is no obligation to make severance payments in connection with such change of control unless Mr. Morrison’s employment is terminated without cause or he resigns for good reason simultaneously with such change of control.

If Mr. Morrison is terminated as a result of a permanent disability (as defined in the agreement), he is entitled to (1) a prorated portion of the annual cash bonus earned for the year of termination (if any) calculated at the end of such year and paid on the same date on which bonuses are paid to other executives of the company, (2) any other amounts earned, accrued or owing but not yet paid, and (3) continued participation in employee welfare benefit plans which, by their terms, permit a former employee to participate. In the event of his death, his estate is entitled to (1) and (2) above as well as any other benefits to which he would be entitled in accordance with the terms of the applicable plans and programs of the company.

If we terminate Mr. Morrison’s employment for cause or he resigns other than for good reason, we will pay (1) his base salary actually earned up to the date of termination and (2) any earned cash bonus from the previous year not yet paid.

Mr. Mravle and Mr. Kruguer

The agreements for Mr. Mravle and Mr. Kruguer provide for severance benefits if the executive’s employment is terminated without cause (as defined in the agreement). In such instance, the executive is entitled to the continuation of base salary for 12 months following the termination of the executive’s employment, subject to the executive’s compliance with the non-disclosure of trade secrets, a confidentiality obligation, a 24 month non-compete obligation, a 24 month non-solicitation obligation, a non-disparagement obligation and the execution of a general release of claims. If a change of control of the company occurs, there is no obligation to make severance payments in connection with such change of control unless the executive’s employment is terminated without cause simultaneously with such change of control.

If the executive is terminated as a result of a permanent disability (as defined in the agreement), he is entitled to any amounts earned, accrued or owing but not yet paid and continued participation in employee welfare benefit plans which, by their terms, permit a former employee to participate. In the event of the executive’s death, his estate is entitled to any amounts earned, accrued or owing but not yet paid as well as any other benefits to which he would be entitled in accordance with the terms of the applicable plans and programs of the company.

If we terminate the executive’s employment for cause, or the executive resigns for any reason, we will pay the executive’s base salary actually earned up to the date of termination.

Accelerated Vesting under Equity Award Agreements

The stock options granted to the named executive officers under the 2010 Plan and 2015 Plan include provisions that accelerate vesting in certain circumstances, including upon a change of control (as defined in the 2010 Plan and the 2015 Plan).

Mr. Morrison

With respect to Mr. Morrison’s time vesting options, 100% of his unvested options will vest if a change of control occurs after December 31, 2015.

With respect to his performance vesting options, if a change of control occurs prior to December 31, 2016 and if the board determines that we were on track to meet or exceed the adjusted EBITDA target for the year in which the change of control occurs, then any unvested options that were eligible to vest prior to the change of control but did not will vest.

In addition, if (1) a change of control occurs prior to December 31, 2016, (2) during the year preceding the change of control we met or exceeded the adjusted EBITDA target for any year after the year during which the change of control occurs, and (3) the board determines that we were on track to meet or exceed the adjusted EBITDA target for the year in which the change of control occurs, then the unvested options allocated to the year in which the change of control occurs and the unvested options allocated to any subsequent year for which the adjusted EBITDA target was achieved will vest.

In the case of termination as a result of death or disability, Mr. Morrison’s employment will be deemed to have been terminated on the last day of the year in which the death or disability occurs, and that year will count toward the applicable vesting schedule, subject to the achievement of adjusted EBITDA targets with respect to the performance vesting options.

Mr. Mravle

With respect to the performance vesting options held by Mr. Mravle, if (1) a change of control occurs prior to December 31, 2019, (2) we met or exceeded the adjusted EBITDA target for the year prior to the year in which the change of control occurs, and (3) the board determines that we were on track to meet or exceed the adjusted EBITDA target for the year in which the change of control occurs, then any unvested options that were eligible to vest prior to the change of control but did not will vest.

In addition, if (1) a change of control occurs prior to December 31, 2019, (2) during the year preceding the change of control, we achieved the adjusted EBITDA target for a year following the year of the change of control, and (3) the board determines that we are on track to achieve the adjusted EBITDA target for such subsequent year in the year that the change of control occurs, then the unvested options allocated to the year in which the change of control occurs and any subsequent year for which we met such adjusted EBITDA target will vest.

In the case of termination as a result of death or disability, the employment of Mr. Mravle will be deemed to have been terminated on the last day of the year in which the death or disability occurs, and that year will count toward the applicable vesting schedule, subject to the achievement of adjusted EBITDA targets with respect to the performance vesting options.

Mr. Kruguer

With respect to the performance vesting options held by Mr. Kruguer, if (1) a change of control occurs prior to December 31, 2019, (2) we met or exceeded the adjusted EBITDA target for the year prior to the year in which the change of control occurs, and (3) the board determines that we were on track to meet or exceed the adjusted EBITDA target for the year in which the change of control occurs, then any unvested options that were eligible to vest prior to the change of control but did not will vest.

In addition, if (1) a change of control occurs prior to December 31, 2019, (2) during the year preceding the change of control, we achieved the adjusted EBITDA target for a year following the year of the change of control, and (3) the board determines that we are on track to achieve the adjusted EBITDA target for such subsequent year in the year that the change of control occurs, then the unvested options allocated to the year in which the change of control occurs and any subsequent year for which we met such adjusted EBITDA target will vest.

In the case of termination as a result of death or disability, the employment of Mr. Kruguer will be deemed to have been terminated on the last day of the year in which the death or disability occurs, and that year will count toward the applicable vesting schedule, subject to the achievement of adjusted EBITDA targets with respect to the performance vesting options.

NEXT ANNUAL MEETING—STOCKHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2017 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal submitted for inclusion in our proxy statement for the 2017 Annual Meeting must be received by November 23, 2016. However, pursuant to such rule, if the 2017 Annual Meeting is held on a date that is before April 4, 2017 or after June 3, 2017, then a stockholder proposal submitted for inclusion in our proxy statement for the 2017 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2017 Annual Meeting.

Stockholder Proposals of Business

Under our bylaws that will be in effect for the 2017 Annual Meeting, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. Our bylaws provide that the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2017 Annual Meeting between January 4, 2017 and February 3, 2017; provided, however, if and only if the 2017 Annual Meeting is not scheduled to be held between April 4, 2017 and July 13, 2017, such stockholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2017 Annual Meeting and not later than the later of (A) the tenth day following the day of the Public Announcement of the date of the 2017 Annual Meeting or (B) the date which is 90 days prior to the date of the 2017 Annual Meeting. The advance notice of the proposal must contain certain information specified in our By-laws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of our By-laws. Stockholders intending to submit a proposal of business at the 2017 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our bylaws, as amended and restated and adopted as of June 11, 2015, which were filed with the SEC as an exhibit to our Registration Statement on Form S-1 on June  2, 2015.

Stockholder Nominations of Directors

Stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws that will be in effect for the 2017 Annual Meeting, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, on the record date for the annual meeting and at the time of the annual meeting (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. The stockholder must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2017 Annual Meeting between January 4, 2017 and February 3, 2017; provided, however, if and only if the 2017 Annual Meeting is not scheduled to be held between April 4, 2017 and July 13, 2017, such stockholder’s notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2017 Annual Meeting and not later than the later of (C) the tenth day following the day of the Public Announcement of the date of the 2017 Annual Meeting or (D) the date which is 90 days prior to the date of the 2017 Annual Meeting. The advance notice of the nomination must contain certain information specified in our bylaws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information as of, and within ten days of, the record date for the 2017 Annual Meeting. The foregoing description is only a summary of the requirements of our bylaws. Stockholders intending to submit a nomination for the 2017 Annual Meeting must comply with the provisions specified in our bylaws, as amended and restated and adopted as of June 11, 2015, which were filed with the SEC as an exhibit to our Registration Statement on Form S-1 on June 2, 2015.

Contact Information

Stockholder proposals or nominations should be sent to:

5501 LBJ Freeway, 5th Floor

Dallas, Texas 75240

Attention: Corporate Secretary

OTHER MATTERS

Other Business

We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By order of the Board of Directors,

Jay A. Young
General Counsel and Secretary

ANNUAL MEETING OF WINGSTOP INC.

Date:	May 4, 2016
Time:	2:00 P.M. (Eastern Time)
Place:	King & Spalding LLP, 1180 Peachtree Street, N.E., 16th Floor, Atlanta, GA 30309

Please make your marks like this:  ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR all Nominees listed in proposal 1 and FOR proposal 2.

1:	Election of Directors

		For		Withhold	Directors Recommend ê
	01 Sidney J. Feltenstein	☐		☐	For
	02 Michael J. Hislop	☐		☐	For
		For	Against	Abstain
2:	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2016.	☐	☐	☐	For

3:	Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
	To attend the meeting and vote your shares in person, please mark this box.			☐

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Wingstop Inc.

to be held on Wednesday, May 4, 2016

for Holders as of March 15, 2016

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:
TELEPHONE 866-243-5450

Go To www.proxypush.com/WING • Cast your vote online. • View Meeting Documents.	OR	• • •	Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Charles R. Morrison and Michael F. Mravle, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Wingstop Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.

All votes must be received by 5:00 P.M., Eastern Time, May 3, 2016.

PROXY TABULATOR FOR WINGSTOP INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #

Proxy — Wingstop Inc.

Annual Meeting of Stockholders

May 4, 2016 2 P.M. (Eastern Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Charles R. Morrison and Michael F. Mcavle, each with full power of substitution, to vote the shares of common stock of Wingstop Inc., a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders on Wednesday, May 4, 2016 at 2:00 p.m. Eastern Time at the offices of King & Spalding LLP, 1180 Peachtree Street, N.E., 16th Floor, Atlanta, GA 30309 and any and all adjournment thereof, as set forth below.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the election of the director nominees specified in Item 1 and FOR the proposal in Item 2.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)